EXHIBIT 99.3

 UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

          The following unaudited pro forma consolidated financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements and the notes thereto of Sun which were previously reported in Sun's Form 8-K filed with the Securities and Exchange Commission on November 17, 2005 and Sun's Form 10-Q for the nine months ended September 30, 2005 and the consolidated financial statements and the notes thereto of Peak for the year ended December 31, 2004 and for the nine months ended September 30, 2005.

          The acquisition of Peak will be accounted for using the purchase method of accounting.  The unaudited pro forma consolidated balance sheet as of September 30, 2005 and the unaudited pro forma consolidated statements of operations for the year ended December 31, 2004 and the nine months ended September 30, 2005, which are set forth below, give effect to the purchase of Peak based upon the assumptions set forth below and in the notes to unaudited pro forma consolidated financial statements.  The unaudited pro forma financial information assumes that the purchase of Peak was completed on January 1, 2004 for the unaudited pro forma consolidated statements of income and on September 30, 2005 for the unaudited pro forma consolidated balance sheet.

          Sun and Peak have had no intercompany activity which would require elimination in preparing the unaudited pro forma consolidated financial statements.

          The pro forma adjustments and the resulting unaudited pro forma consolidated financial statements were prepared based on available information and certain assumptions and estimates described in the notes to the unaudited pro forma consolidated financial statements.  A final determination of required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed and conforming adjustments to Sun's critical accounting policies, has not been made, and the allocation reflected in the unaudited pro forma consolidated financial statements should be considered preliminary.  However, in the opinion of our management, the final allocation will not have a material impact on the unaudited pro forma consolidated financial statements.

          The unaudited pro forma consolidated financial statements do not purport to represent what our financial position or results of operations would have been had the acquisition of Peak occurred on the dates indicated or to project our financial position or results of operations for any future period.  Furthermore, the unaudited pro forma consolidated financial statements do not reflect changes which may occur as the result of activities after the acquisition of Peak closes.

Unaudited Pro Forma Consolidated Balance Sheet
As of September 30, 2005

	As Reported Sun	As Reclassified Peak(4)	Pro Forma Adjustments Combined
	(in thousands)
Assets:
Cash and cash equivalents	$ 13,613	$ 2,126	$ (6,600)	(3b)	$ 9,139
Restricted cash	23,542	987	-		24,529
Accounts receivable, net of
allowance for doubtful accounts	98,445	25,973	-		124,418
Other receivables, net of allowance	419	1,519	-		1,938
Inventories, net	3,479	2,141	-		5,620
Prepaid expenses	6,308	3,171	-		9,479
Assets held for sale	3,148	-	-		3,148
Total current assets	148,954	35,917	(6,600)		178,271

Property and equipment, net of
accumulated depreciation	110,442	90,228	(20,576)	(3d)	180,094
Intangible assets, net of accumulated
amortization	13,467	3,243	(992)	(3f)	15,718
Goodwill	4,575	3,253	(3,253)	(3e)	82,753
			78,178	(3e)
Restricted cash, non-current	35,758	1,969	-		37,727
Other assets, net	7,064	499	-		7,563
Total assets	$ 320,260	$ 135,109	$ 46,757		$ 502,126
	=========	=========	=========		=========
Liabilities:
Accounts payable	$ 35,133	$ 5,599	$ -		$ 40,732
Accrued compensation and benefits	33,187	8,027	-		41,214
Accrued self-insurance obligations,
current portion	34,977	4,023	-		39,000
Income taxes payable	9,836	-	-		9,836
Other accrued liabilities	42,490	4,922	-		47,412
Current portion of capital leases	-	12,204	-		12,204
Current portion of long-term debt	20,748	13,361	-		34,109
Total current liabilities	176,371	48,136	-		224,507

Accrued self-insurance obligations, net of current portion	121,909	-	-		121,909
Long-term debt, net of current portion	105,001	71,546	345	(3f)	183,192
			6,300	(3b)
Unfavorable lease obligations	11,907	-	-		11,907
Other long-term liabilities	14,581	-	-		14,581
Total liabilities	429,769	119,682	6,645		556,096

Senior redeemable preferred stock	-	24,840	(24,840)	(3c)	-
Redeemable preferred stock	-	9,516	(9,516)	(3c)	-

Stockholders' (deficit) equity:
Common stock	154	42	(42)	(3c)	243
			89	(3a)
Additional paid-in capital	334,214	8,288	(8,288)	(3c)	389,664
			55,450	(3a)
Accumulated deficit	(443,164)	(27,097)	27,097	(3c)	(443,164)
	(108,796)	(18,767)	74,306		(53,257)
Less:
Unearned compensation	(622)	-	-		(622)
Treasury stock	(91)	(162)	162	(3c)	(91)
Total stockholders' (deficit) equity	(109,509)	(18,929)	74,468		(53,970)
Total liabilities, and stockholders'
(deficit) equity	$ 320,260	$ 135,109	$ 46,757		$ 502,126
	=========	=========	=========		=========

See Notes to Unaudited Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2004

	As Reported Sun	As Reclassified Peak(4)	Pro Forma Adjustments Combined
	(in thousands, except per share data)

Total net revenues	$ 813,290	$ 228,437	$ -		$ 1,041,727
Costs and expenses:
Operating salaries and benefits	481,264	110,958			592,222
Self-insurance for workers' compensation and general and professional liability insurance	25,360	13,448			38,808
Other operating costs	167,431	62,559			229,990
Facility rent expense	39,107	13,851			52,958
General and administrative expense	66,746	9,339			76,085
Depreciation and amortization	9,206	4,209	2,818	(3g)	16,233
Provision for losses on accounts receivable	5,323	2,233			7,556
Interest, net	8,853	8,876			17,729
Loss on asset impairment	1,028	-			1,028
Restructuring costs, net	1,972	-			1,972
Loss on lease termination	150	-			150
Loss on sale of assets, net	1,494	-			1,494
Gain on extinguishment of debt, net	(3,394)	-			(3,394)
Total costs and expenses	804,540	225,473	2,818		1,032,831

Income (loss) before income taxes and
discontinued operations	8,750	2,964	(2,818)		8,896
Income tax benefit	(1,158)	-	-		(1,158)
Income (loss) from continuing operations	$ 9,908	$ 2,964	$ (2,818)		$ 10,054
	=========	=========	=========		=========
Basic earnings per common and common
equivalent share:
Income from continuing operations	$ 0.69				$ 0.43
	=========				=========
Diluted earnings per common and common equivalent share:
Income from continuing operations	$ 0.68				$ 0.43
	=========				=========
Weighted average number of common and common equivalent shares outstanding:
Basic	14,456		8,872	(3h)	23,328
Diluted	14,548		8,940	(3h)	23,488
	=========		=========		=========

See Notes to Unaudited Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Statement of Operations
For the Nine Months Ended September 30, 2005

	As Reported Sun	As Reclassified Peak(4)	Pro Forma Adjustments Combined
	(in thousands, except per share data)

Total net revenues	$ 636,165	$ 183,619	$ -		$ 819,784
Costs and expenses:
Operating salaries and benefits	383,220	86,430			469,650
Self-insurance for workers' compensation and general and professional liability insurance	26,991	8,828			35,819
Other operating costs	127,295	52,693			179,988
Facility rent expense	29,468	10,555			40,023
General and administrative expense	51,668	7,220			58,888
Depreciation and amortization	6,863	3,285	2,914	(3g)	13,062
Provision for losses on accounts receivable	1,780	1,837			3,617
Interest, net	8,638	6,452			15,090
Loss on asset impairment	361	-			361
Restructuring costs, net	111	-			111
Loss on sale of assets, net	877	-			877
Loss on extinguishment of debt, net	408	-			408
Total costs and expenses	637,680	177,300	2,914		817,894

(Loss) income before income taxes and discontinued
operations	(1,515)	6,319	(2,914)		1,890
Income tax benefit	(774)	-	-		(774)
(Loss) income from continuing operations	$ (741)	$ 6,319	$ (2,914)		$ 2,664
	========	========	=======		=======
Basic (loss) earnings per common and common equivalent share:
(Loss) income from continuing operations	$ (0.05)				$ 0.11
	========				=======
Diluted (loss) earnings per common and common equivalent share:
(Loss) income from continuing operations	$ (0.05)				$ 0.11
	========				=======
Weighted average number of common and common equivalent shares outstanding:
Basic	15,343		8,872	(3h)	24,215
Diluted	15,343		8,928	(3h)	24,271
	========		======		=======

 See Notes to Unaudited Pro Forma Consolidated Financial Statements

Notes to Unaudited Pro Forma Consolidated Financial Statements

1.  Basis of Pro Forma Presentation

          On May 16, 2005, Sun announced that it entered into a definitive agreement to acquire Peak in a transaction in which Sun would issue approximately nine million shares of its Common Stock.

2.  Preliminary Purchase Price

          The estimated purchase price of the proposed acquisition of Peak is as follows (in thousands):

Fair value of Sun's Common Stock to be issued	$ 55,539
Assumption of Peak debt obligations	97,456
Estimated direct transaction costs	12,900
Total	$ 165,895
========

          Under the purchase method of accounting, the total estimated purchase price as shown in the table above will be allocated to Peak's net tangible and intangible assets based upon their estimated fair values as of the date of completion of the proposed transaction.  Any excess of the purchase price over the estimated fair value of the net tangible and intangible assets will be recorded as goodwill.  The fair value of Sun's Common Stock to be issued was determined in accordance with Emerging Issues Task Force Issue Number 99-12, ("EITF No. 99-12"), Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination.  As stated in paragraph four of EITF No. 99-12, when the number of the acquirer's shares or amount of other consideration is not subject to change pursuant to the existing terms of the acquisition agreement, the value of the acquirer's marketable equity securities issued to effect a purchase business combination should be determined pursuant to the guidance in paragraph 74 of Accounting Principles Board Opinion 16 ("APB No. 16"), Business Combinations, based on the market price of the securities over a reasonable period of time before and after the terms of the acquisition are agreed to and announced.  The Task Force members observed that the reasonable period of time referred to in paragraph 74 of APB No. 16 is intended to be very short, such as a few days before and after the acquisition is agreed to and announced.  The estimated fair value of Sun's Common Stock to be issued was based on Sun's average share price of $6.26 for the period of May 12 through May 16, 2005.

          Based upon the estimated purchase price and assumptions regarding valuations of acquired assets and liabilities, the preliminary purchase price allocation, which may change based upon the completion of valuations to be performed by a third party valuation firm and an independent actuary providing conforming adjustments to Sun's critical accounting policies, is as follows (amounts in thousands):

Net working capital	$ 13,346
Property and equipment	69,652
Other long-term assets	4,719
Goodwill	78,178
Total	$ 165,895
=========

          The depreciation and amortization related to the fair value adjustments are reflected as pro forma adjustments to the unaudited pro forma combined consolidated financial statements.

          Goodwill represents the excess of the purchase price over the fair market value of the net tangible and intangible assets acquired and assets and liabilities assumed.  Goodwill will not be amortized and will be tested for impairment on an annual basis and whenever events or circumstances occur indicating that the goodwill may be impaired.  The preliminary purchase price allocation for Peak is subject to revision as a more detailed analysis is completed, including the completion of valuations to be performed by a third party valuation firm and an independent actuary providing conforming adjustments to Sun's critical accounting policies, and additional information on the fair values of Peak's assets and liabilities becomes available.  Any change in the fair value of the assets or liabilities of Peak will change the amount of the purchase price allocable to goodwill.  The final purchase price allocation may differ materially from the allocation presented here.

3.  Pro Forma Adjustments

          Pro forma adjustments are necessary to reflect the estimated purchase price, to adjust amounts related to Peak's assets and liabilities to a preliminary estimate of their fair values, to reflect changes in depreciation and amortization expense resulting from the estimated fair value adjustments to net tangible assets and to reflect other transactions directly related to the proposed transaction. Sun currently anticipates amending its Revolving Loan Agreement to refinance the outstanding balance on Peak's existing credit facility. The pro forma purchase accounting adjustments to the assets and liabilities as of September 30, 2005 affect gross deferred tax assets. However, since both Sun and Peak have 100% valuation allowances to offset their deferred tax assets, there is no net change to the tax accounts. The acquisition of Peak is also likely to decrease our utilizable net operating loss carryforwards.

          There were no intercompany transactions between Sun and Peak.  Certain pro forma adjustments were required to conform Peak's presentation to Sun's presentation.

          The accompanying unaudited pro forma consolidated financial statements have been prepared as if the proposed transaction was completed on September 30, 2005 for balance sheet purposes and as of January 1, 2004 for statements of operations purposes, and reflect the following pro forma adjustments (dollar amounts in thousands, except per share data):

(a)	To record the issuance of 8,871,890 shares of Sun's Common Stock at $6.26 per share, the average share price of Sun's stock for the period of May 12 through May 16, 2005:

Common Stock	$ 89
Additional paid-in capital	55,450
$ 55,539
=======

(b)

To record the estimated cash payments of $6.6 million and borrowings on Sun's Revolving Loan Agreement of $6.3 million for direct transaction costs which primarily include attorney fees, accounting fees, financial advisor fees, landlord consents, one-time severance payments and bonuses to Peak founders.

(c)	To record the elimination of Peak's existing redeemable preferred stock and stockholders' deficit:

Senior redeemable preferred stock	$ 24,840
Redeemable preferred stock	9,516
Common stock	42
Additional paid-in capital	8,288
Treasury stock	(162)
Accumulated deficit	(27,097)
Total	$ 15,427
=========

(d)	To record the adjustment to Peak's historical property and equipment based on management's expectations and the preliminary estimate of the fair value is as follows:

	Historical	Estimated	Adjusted
	Amount	Amount	Amount
Land	$ 8,532	$ 6,920	$ (1,612)
Buildings and Improvements	70,677	55,277	(15,400)
Equipment	7,912	4,348	(3,564)
Leasehold Improvements	2,747	2,747	-
Vehicles	143	143	-
Construction in progress	217	217	-
	$ 90,228	$ 69,652	$ (20,576)
	=======	========	=======

-	The final fair value amounts assigned to Peak's property and equipment will be determined using a third party valuation firm.

(e)

To record the amounts representing the elimination of Peak's goodwill of $3.3 million and allocation of $78.2 million of excess purchase price of Peak over its recorded assets and liabilities, as required under purchase accounting rules.

(f)	To record fair value adjustments, as required under purchase accounting rules, of $1.0 million to reduce Peak's deferred financing costs and $0.3 million to increase Peak's long-term debt.

(g)

To adjust depreciation and amortization expense related to the purchase price adjustments of Peak's property and equipment and conform Peak's depreciation of medical equipment from ten to five years, which is consistent with Sun's policy.

(h)

Shares used to calculate unaudited pro forma income from continuing operations per basic and diluted share were calculated by adding 8,871,890 shares of Common Stock assumed to be issued to Sun's basic and diluted weighted average shares outstanding. The 103,834 options assumed to be issued were included in the diluted per share calculation using the treasury stock method and an average market price of $6.87 and $9.11 for the nine months ended September 30, 2005 and the year ended December 31, 2004, respectively.

4.  Peak Reclassified Financial Statements

          The following unaudited reclassified consolidated balance sheet as of September 30, 2005 and the unaudited reclassified consolidated statement of operations for the year ended December 31, 2004 and the nine months ended September 30, 2005 have been prepared to conform the presentation of Peak's historical balance sheet and statement of operations to Sun's presentation.

Unaudited Reclassified Consolidated Balance Sheet
As of September 30, 2005

	As Reported	Reclassification	As Reclassified
	Peak	Entries (a)	Peak
	(in thousands)
Assets:
Cash and cash equivalents	$ 2,126	$ -		$ 2,126
Accounts receivables, net of allowance for doubtful accounts	25,301	672		25,973
Inventories, net	2,141	-		2,141
Other receivables, net of allowance	-	1,519		1,519
Estimated third-party settlements	672	(672)		-
Restricted cash	-	987		987
Prepaid expenses	3,176	(5)		3,171
Other current assets	1,515	(1,515)		-
Total current assets	34,931	986		35,917

Property and equipment, net of accumulated depreciation	90,228	-		90,228
Goodwill, net	3,253	-		3,253
Restricted cash, non-current	331	1,638		1,969
Intangible assets, net of accumulated amortization	3,243	-		3,243
Other assets, net	3,123	(2,624)		499
Total assets	$ 135,109	$ -		$ 135,109
	==========	==========		==========
Liabilities:
Accounts payable	$ 5,599	$ -		$ 5,599
Accrued compensation and benefits	-	8,027		8,027
Accrued self-insurance obligations, current portion	-	4,023		4,023
Other accrued liabilities	16,972	(12,050)		4,922
Current portion of capital leases	-	12,204	(b)	12,204
Current portion of long-term debt	13,361	-		13,361
Total current liabilities	35,932	12,204		48,136

Long-term debt, net of current portion	71,546	-		71,546
Capital lease obligations, net of current portion	12,204	(12,204	)(b)	-
Total liabilities	119,682	-		119,682

Senior redeemable preferred stock	24,840	-		24,840
Redeemable preferred stock	9,516	-		9,516

Stockholders' deficit:
Common stock	42	-		42
Additional paid-in capital	8,288	-		8,288
Accumulated deficit	(27,097)	-		(27,097)
	(18,767)	-		(18,767)
Less:
Treasury stock	(162)	-		(162)
Total stockholders' deficit	(18,929)	-		(18,929)
Total liabilities, redeemable preferred stock, and
stockholders' deficit	$ 135,109	$ -		$ 135,109
	==========	==========		==========

(a)	All of these reclassifications are to conform to Sun's consolidated balance sheet.

(b)

In accordance with the terms of the loan agreement, this debt will be satisfied by transferring ownership of the facility to the mortgage holder. The company will then lease back the facility under an operating lease until 2010.

Unaudited Reclassified Consolidated Statement of Operations
For the Year Ended December 31, 2004

	As Reported	Reclassification	As Reclassified
	Peak	Entries (a)	Peak
	(in thousands)

Total net revenues	$ 229,030	$ (593)	$ 228,437
Costs and expenses:
Operating salaries and benefits	-	110,958	110,958
Self-insurance for workers' compensation and general and professional liability insurance	-	13,448	13,448
Other operating costs	198,230	(135,671)	62,559
Facility rent expense	14,562	(711)	13,851
General and administrative expenses	-	9,339	9,339
Depreciation and amortization	5,134	(925)	4,209
Provision for losses on accounts receivable	-	2,233	2,233
Interest, net	8,140	736	8,876
Total costs and expenses	226,066	(593)	225,473

Income before income taxes and discontinued
Operations	2,964	-	2,964
Income tax	-	-	-
Income from continuing operations	$ 2,964	$ -	$ 2,964
	==========	==========	==========

(a)	All of these reclassifications are to conform to Sun's consolidated statement of operations.

Unaudited Reclassified Consolidated Statement of Operations
For the Nine Months Ended September 30, 2005

	As Reported	Reclassification	As Reclassified
	Peak	Entries (a)	Peak
	(in thousands)

Total net revenues	$ 184,211	$ (592)	$ 183,619
Costs and expenses:
Operating salaries and benefits	-	86,430	86,430
Self-insurance for workers' compensation and general and professional liability insurance	-	8,828	8,828
Other operating costs	156,840	(104,147)	52,693
Facility rent expense	11,173	(618)	10,555
General and administrative expenses	-	7,220	7,220
Depreciation and amortization	3,848	(563)	3,285
Provision for losses on accounts receivable	-	1,837	1,837
Interest, net	6,031	421	6,452
Total costs and expenses	177,892	(592)	177,300

Income before income taxes and discontinued
operations	6,319	-	6,319
Income tax	-	-	-
Income from continuing operations	$ 6,319	$ -	$ 6,319
	===========	===========	===========

(a)	All of these reclassifications are to conform to Sun's consolidated statement of operations.